UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2017

ADMA BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36728	56-2590442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Route 17 South, Ramsey, New Jersey	07446
(Address of Principal Executive Offices)	(Zip Code)

(201) 478-5552

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on January 21, 2017, ADMA Biologics, Inc., a Delaware corporation (the “Company”) and its wholly-owned subsidiary, ADMA BioManufacturing, LLC, a Delaware limited liability company (“Buyer”), entered into a definitive Master Purchase and Sale Agreement (the “Purchase Agreement”) with Biotest Pharmaceuticals Corporation, a Delaware corporation (“Seller”), and for certain limited purposes set forth in the Purchase Agreement, Biotest AG, a company organized under the laws of Germany and the ultimate parent company of Seller (“Biotest”), and Biotest US Corporation, a Delaware corporation and subsidiary of Biotest (together with Biotest, the “Biotest Guarantors”), pursuant to which, on June 6, 2017 (the “Closing Date”), Buyer has acquired (the “Acquisition”) certain assets and assumed certain liabilities constituting the therapy business of Seller (the “Business”), including a fully equipped plasma fractionation and purification plant for the U.S. Food and Drug Administration (the “FDA”) licensed biologics, testing laboratories, office space, ambient and cold storage warehouses, and a commercial scale monoclonal antibody production facility (the “Boca Facility”).

Subordinated Loan Facility

On the Closing Date, in connection with the Acquisition, the Company, Buyer, as borrower, and Seller, as lender, entered into an unsecured, subordinated loan agreement, which provides for a subordinated term loan facility (the “Subordinated Loan Facility”) in an aggregate principal amount of $15,000,000 with a maturity of five years.

Borrowings under the Subordinated Loan Facility bear interest at a rate per annum equal to 6.00%, payable semi-annually in arrears on each of the six-month and twelve-month anniversary dates of the Closing Date.

Buyer may voluntarily repay the Subordinated Loan Facility at any time, in whole or in part, without prepayment premium, penalty or other breakage costs. Buyer is required to repay the Subordinated Loan Facility in full upon certain disposals of the Business, certain disposals of shares of Buyer and other change of control events in relation to Buyer or certain liquidation events of the Company.

All of Buyer’s obligations under the Subordinated Loan Facility are unconditionally guaranteed by the Company.

The Subordinated Loan Facility contains certain customary affirmative covenants. The Subordinated Loan Facility also contains certain negative covenants limiting the incurrence by the Company or Buyer of certain indebtedness, the entry by the Company and its subsidiaries (including Buyer) into certain transactions with affiliates and certain voluntary or optional prepayments by the Company and its subsidiaries of indebtedness that is contractually subordinate in right of payment to the obligations under the Subordinated Loan Facility.

The Subordinated Loan Facility is subordinated to (i) the Company’s existing indebtedness under the loan and security agreement dated as of June 15, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) among the Company, the Company’s subsidiaries and Oxford Finance, LLC (“Oxford”), (ii) any refinancing of the Senior Credit Agreement, in accordance with the terms and conditions of the subordination agreement dated as of the Closing Date among Oxford and Seller and (iii) any additional Indebtedness (as defined in the subordinated loan agreement) for borrowed money approved by the Company’s Board of Directors and incurred by the Company or Buyer which is secured solely by a mortgage on the owned real property acquired in connection with the Acquisition.

The Subordinated Loan Facility will rank pari passu with all additional indebtedness approved by the Company’s Board of Directors and incurred by the Company or Buyer which is not secured solely by the owned real property acquired in connection with the Acquisition. If such additional pari passu indebtedness is secured, then the Subordinated Loan Facility will also be secured on a pari passu basis.

The Subordinated Loan Facility contains certain customary events of default. If an event of default occurs, Seller will be entitled to take various actions, including the acceleration of amounts due under the Subordinated Loan Facility.

The description of the Subordinated Loan Facility set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the subordinated loan agreement, a copy of which is filed by the Company as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 1.01.

Commercial Agreements

In addition, on the Closing Date, Buyer and Seller entered into (i) a Plasma Supply Agreement, pursuant to which Seller will supply hyperimmune plasma to Buyer for the manufacture of Nabi-HB®; and (ii) a Plasma Purchase Agreement, pursuant to which Buyer will purchase normal source plasma from Seller. Further, on the Closing Date, the Company and Seller entered into (i) a First Amendment to License Agreement (RSV immunoglobulin); (ii) a Fourth Amendment to Plasma Purchase Agreement; and (iii) a Termination of the Manufacturing and Supply Agreement and Master Services Agreement (collectively with the agreements referred to in the immediately preceding sentence, the “Commercial Agreements”). In addition, on the Closing Date, Buyer and Seller entered into a Transition Services Agreement, pursuant to which each of Buyer and Seller agreed to provide transition services to the other party, including services related to finance, human resources, information technologies, and clinical and regulatory services for a period of up to 24 months after the Closing Date; as well as agreements to lease certain laboratory space within the Boca Facility to Seller for a period of up to 24 months after the Closing Date (the “Transition Services Agreement”). Seller, the Company and ADMA Bio Centers Georgia, Inc., a Delaware corporation and a subsidiary of the Company (“ADMA Bio Centers”), entered into a Purchase Agreement for the transfer of the assets of the Company and ADMA Bio Centers that are exclusively used at the plasma centers operated by ADMA Bio Centers as of the Closing Date (the “Biocenters Purchase Agreement”).

The descriptions of the Commercial Agreements, Transition Services Agreement and the Biocenters Purchase Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Commercial Agreements, Transition Services Agreement and the Biocenters Purchase Agreement, copies of which will be filed with the Company’s next Form 10-Q.

Stockholders Agreement and Registration Rights Agreement

In addition, on the Closing Date, the Company and certain stockholders of Seller entered into the Stockholders Agreement and the Registration Rights Agreement, substantially in the form previously filed by the Company as Annexes D and E to the Company’s definitive proxy statement filed on April 26, 2017, the material terms of which are described in such proxy statement and copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the Acquisition. At the effective time of the Acquisition (the “Effective Time”), Buyer assumed certain liabilities of Seller related to the Business, including (without limitation) related to (x) product liabilities, breach of warranty, product complaints, product returns, post-market commitments, recalls, adverse event reporting, product deviation reporting, lookbacks, market withdrawals and field corrections or similar claims for injury to person or property with respect to the Business or any product of the Business to the extent such liabilities relate to products manufactured and sold by Buyer after the closing (other than inventory transferred to Buyer at the Effective Time, which is allocated 50% to Buyer and 50% to Seller if not traceable to acts or omissions of a particular party) and (y) other regulatory matters, whether related to the pre-closing or post-closing period and including any liabilities related to the products of the Business, the FDA warning letter (i.e., the warning letter issued by the FDA to Seller in connection with outstanding issues requiring remediation at the Boca Facility), or noncompliance with applicable laws and legal proceedings related to the foregoing, but excluding such liabilities that arise out of any fraud, willful misconduct or intentional misrepresentation by Seller prior to the Effective Time (the “Assumed Liabilities”).

Further, at the Effective Time, the Company delivered to Seller an aggregate equity interest in the Company equal to fifty (50%), less one (1) share, of the issued and outstanding capital stock of the Company (calculated as of immediately following the closing and on a post-closing issuance basis) (the “Biotest Equity Interest”), consisting of (x) the Company’s common stock representing twenty-five percent (25%) of the issued and outstanding common stock of the Company, equal to 4,295,580 common shares and (y) non-voting common stock equal to 8,591,160 shares of the Company’s common stock representing the balance of the Biotest Equity Interest which is convertible into common stock of the Company upon the occurrence of certain specified events.

The description of the Acquisition set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 23, 2017, and is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, the Company’s Board of Directors approved the increase of the number of authorized directors from seven to eight and the appointment of Seller’s designee, Bernhard Ehmer, as director of the Company, in accordance with the Stockholders Agreement.

Mr. Ehmer, age 62, has served as the chairman of the board of management of Biotest since January 2015. Prior to joining Biotest, from 2008 to 2012, Mr. Ehmer served as the president of ImClone Systems Corporation, a wholly owned subsidiary of Eli Lilly and Company, in the United States, and as a managing director of ImClone Systems International in Germany, respectively. From 2007 to 2008, Mr. Ehmer served as the chief executive officer of Fresenius Biotech in Germany. From 2000 until 2005, Mr. Ehmer headed the Business Area Oncology of Merck KgaA, Darmstadt (“Merck KGaA”). From 1998 until 2000, Mr. Ehmer was the head of "Global Clinical Operations" at Merck KGaA. Between 1986 and 1998, Mr. Ehmer held various functions at Boehringer Mannheim in Germany, Italy and Singapore.

Mr. Ehmer holds a degree in medicine and worked in Internal Medicine at the Academic Teaching Hospital of the University of Heidelberg with a focus on Cardiology/Intensive Care until he joined the pharmaceutical industry in 1986.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Acquisition, was amended and restated in the form previously filed as Annex B to the Company’s definitive proxy statement filed on April 26, 2017 (the “Amended and Restated Certificate of Incorporation”).

A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
2.1	Master Purchase and Sale Agreement, dated as of January 21, 2017, by and among the Company, Seller and the Biotest Guarantors (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 21, 2017).
3.1	Amended and Restated Certificate of Incorporation of the Company.
10.1	Subordinated Loan Agreement, dated as of June 6, 2017, by and among the Company, Buyer and Seller.
10.2	Stockholders Agreement, dated as of June 6, 2017, by and between the Company and Seller
10.3	Registration Rights Agreement, dated as of June 6, 2017, by and between the Company and Seller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
Name: Brian Lenz
Title: Chief Financial Officer

Date: June 12, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Master Purchase and Sale Agreement, dated as of January 21, 2017, by and among the Company, Seller and the Biotest Guarantors (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 21, 2017).
3.1	Amended and Restated Certificate of Incorporation of the Company.
10.1	Subordinated Loan Agreement, dated as of June 6, 2017, by and among the Company, Buyer and Seller.
10.2	Stockholders Agreement, dated as of June 6, 2017, by and between the Company and Seller.
10.3	Registration Rights Agreement, dated as of June 6, 2017, by and between the Company and Seller

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